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                                                                    EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Enterprise Products Partners L.P. of (i) our report dated April 15, 2004 relating to the combined financial statements of El Paso Hydrocarbons, L.P. and El Paso NGL Marketing Company, L.P., which appears in the Current Report on Form 8-K of Enterprise Products Partners L.P. dated April 16, 2004, (ii) (A) our report dated March 12, 2004 relating to the consolidated financial statements of GulfTerra Energy Partners, L.P., and (B) our report dated March 17, 2004 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., appearing in GulfTerra Energy Partners, L.P.'s Annual Report on Form 10-K and Form 10-K/A, respectively, for the year ended December 31, 2003 and in the Current Report on Form 8-K of Enterprise Products Partners L.P. dated April 20, 2004, and (iii) our report dated May 7, 2004, relating to the consolidated balance sheet of GulfTerra Energy Company, L.L.C. which appears in the Current Report on Form 8-K of Gulf Terra Energy Partners, L.P. dated May 7, 2004. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ PricewaterhouseCoopers LLP


Houston, Texas
June 18, 2004